Exhibit 10.1

AGREEMENT REGARDING PURCHASE OF INTERESTS (FRANKLIN)

BY AND BETWEEN

RC CEDAR REIT PROPERTY SUBSIDIARY LP

AND

CEDAR REALTY TRUST PARTNERSHIP, L.P.

AND

RC CEDAR REIT LP

AND

RIOCAN HOLDINGS USA, INC.

Dated as of September 6, 2012

AGREEMENT REGARDING PURCHASE OF INTERESTS

AGREEMENT REGARDING PURCHASE OF INTERESTS (this “Agreement”), made as of the 6th day of September, 2012, by and between RC CEDAR REIT PROPERTY SUBSIDIARY LP, a Delaware limited liability company (“REIT Sub”) and CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership (“Cedar”) and RC CEDAR REIT LP (“REIT”) and RIOCAN HOLDINGS USA INC. (“RioCan Holdings”).

W I T N E S S E T H :

WHEREAS, REIT Sub is the sole limited partner of the Property Owner (as hereinafter defined) and the sole member of General Partner, the sole general partner of the Property Owner;

WHEREAS REIT Sub has agreed to sell all of its right, title and interest in the Property Owner and in the membership interests of General Partner to Cedar and Cedar has agreed in to buy all of REIT Sub’s right, title and interest in the Property Owner and in General Partner, subject to the terms and conditions hereof;

WHEREAS REIT is the sole limited partner of REIT Sub and the sole member of the general partner of REIT Sub:

WHEREAS Property Owner, General Partner and REIT Sub are treated as disregarded entities for United Stated federal income tax purposes.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Certain Definitions.

For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

Adjustment Date: As defined in Section 12(a).

Agreement: As defined in the Preamble.

Buildings: All buildings, structures (surface and subsurface), installations and other improvements on the Property.

Business Day: Any day, other than a Saturday or Sunday, on which commercial banks in the State of New York or the province of Ontario are not required or authorized to be closed for business.

Cedar: As defined in the Preamble.

Cedar Related Parties: Cedar and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity acting on Cedar’s behalf or otherwise related to or affiliated with Cedar.

Closing: The closing of the Transaction contemplated in this Agreement.

Closing Date: As defined in Section 3.

Closing Documents: The agreements, instruments and other documents to be delivered by REIT Sub to Cedar pursuant to Section 9(a) or otherwise pursuant to this Agreement and the agreements, instruments and other documents to be delivered by Cedar pursuant to Section 9(b) or otherwise pursuant to this Agreement.

Commission: The United States Securities and Exchange Commission.

Default Notice: As defined in Section 16(c).

Defaulting Party: As defined in Section 16(c).

Escrow Agent: Commonwealth Land Title Insurance Company, Two Grand Central Tower 140 East 45th Street, 22nd Floor, New York, NY 10017, Attention: Robert Fitzgerald.

Executive Order 13224: Executive Order 13224–Blocking Property and Prohibiting Transaction with Persons Who Commit, Threaten to Commit, or Support Terrorism, issued by OFAC.

Guarantee: The guarantee by REIT Sub of the Loan.

General Partner: CSC Franklin Village GP LLC, a Delaware limited liability company.

Guarantor Replacement and Release: As defined in Section 2(b).

Interests: As defined in Section 2(a).

Leases: The leases described on the Rent Roll for the Property.

Leasing Costs: As defined in Section 12(b).

Lender: Sun Life Assurance Company of Canada.

Lender Notification Letter: As defined in Section 9(a)(iii).

Loan: The loan by the Lender in connection with the Property.

Non-Defaulting Party: As defined in Section 16(c).

OFAC: The Office of Foreign Assets Control of the United States Department of the Treasury.

OFAC Lists: As defined in Section 7(a)(iv).

Other Agreement: The Agreement regarding Purchase of Partnership Interests of even date herewith between Cedar Realty Trust Partnership, L.P., Cedar RCP LP LLC, and Cedar RCP GC LLC, as sellers, and RioCan Holdings, as purchaser.

Outside Adjustment Date: As defined in Section 12(f).

Person: An individual, partnership, joint venture, corporation, trust or other entity.

Price: As defined in Section 2(a).

Property: The property located in Franklin, Massachusetts and known as “Franklin Village Plaza”.

Property Owner: CSC Franklin Village LP, a Delaware limited partnership.

Rent Roll: The rent roll prepared by Cedar for the Property dated July 31, 2012.

REIT: As defined in the Preamble.

REIT Sub: As defined in the Preamble.

RioCan Holdings: As defined in the Preamble.

RioCan Related Party: RioCan Holdings and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, trustee or other person or entity acting on RioCan’s behalf or otherwise related to or affiliated with RioCan Holdings, including, without limitation, RC Cedar LP, REIT and REIT Sub.

Settlement Statement: As defined in Section 9(a)(v).

Tenants: Means all Persons having a right to occupy any rentable area of the Property pursuant to a Lease.

Transaction: The transaction contemplated under this Agreement.

2.	Purchase of Interests

(a)	Immediately prior to the closing under the Other Agreement, and conditioned upon the parties to the Other Agreement irrevocably agreeing in a writing satisfactory to Cedar and RioCan Holdings to closing the transactions contemplated by the Other Agreement immediately following the Closing under this Agreement, Cedar shall, on the Closing Date, purchase from REIT Sub all of its right, title and interest as limited partner of the Property Owner and all of its membership interest in General Partner (collectively the, “Interests”) for Seventy Five Million, One Hundred and Twenty Seven Thousand, Three Hundred and Thirty Eight Dollars ($75,127,338) which shall be reduced by one hundred percent (100%) of the outstanding principal amount as of the Closing Date of the Loan (the “Price”). The parties hereto acknowledge that the Price was calculated, in part, based on the trailing net operating income of the Property, and the Price shall not be adjusted to account for any change in net operating income. Cedar shall pay the Price to the REIT Sub or its designated assignee pursuant to Section 2(c), and in consideration therefor, Cedar and RioCan Holdings and REIT shall cause the REIT Sub to assign the Interests to Cedar or its designee and Cedar shall pay the Price to the REIT Sub or such designated assignee by wire transfer of immediately available federal funds to an account or accounts designated by the REIT Sub.

(b)	Cedar shall, at its cost and expense, (i) comply with all obligations under the documents and instruments securing, evidencing or otherwise related to the Loan with respect to the Transaction contemplated by this Agreement, and (ii) use commercially reasonable efforts commencing promptly after the date hereof to obtain, effective as of the Closing Date, from the Lender its written approval or agreement, in a form reasonably acceptable to RioCan Holdings, REIT AND REIT Sub and Cedar, of the substitution of REIT Sub by Cedar as the guarantor under the Guarantee and the release of REIT Sub as guarantor thereunder (the “Guarantor Replacement and Release”). If the Lender shall condition the Guarantor Replacement and Release upon modifying the applicable organizational documents of the Property Owner, or any other modifications of the Loan documents that do not materially increase the liabilities (including, without limitation, potential tax liabilities) or materially limit the rights or economic benefits of Cedar, Cedar shall use commercially reasonable efforts to satisfy any such requirements to the satisfaction of the Lender. Cedar and RioCan Holdings, REIT and REIT Sub agree to use commercially reasonable efforts to cooperate with each other in connection with the foregoing (including, without limitation, promptly furnishing to Lender all information and documents (financial and otherwise) which may be required under the Loan or otherwise reasonably requested by the Lender). Cedar shall keep RioCan Holdings, REIT and REIT Sub reasonably informed as to the status of compliance with the terms of this Section 2(b) including, without limitation, providing RioCan Holdings, REIT and REIT Sub with copies of all material correspondence received or delivered in connection therewith contemporaneously with such receipt or delivery.

(c)	REIT may, at the request of RioCan Holdings, cause the REIT Sub to sell the Interests as part of a tax-deferred exchange of real estate pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended from time to time and shall be entitled to use a third-party intermediary as part of the tax-deferred exchange, and Cedar shall, at no cost or expense to Cedar, reasonably cooperate with REIT to accomplish such tax-deferred exchange(s). Further to the foregoing, REIT may require the proceeds of the sale of the Interests to be paid to and retained in escrow by an escrow agreement pending the tax-deferred exchange(s). In furtherance of the foregoing, REIT reserves the right to assign its rights, but not its obligations, hereunder to a “Qualified Intermediary” as provided in IRC Reg.1.1031(k)-1(g)(4), or to an “Exchange Accommodation Titleholder” as described in Revenue Procedure 93-27, on or before the Closing Date hereunder. RioCan Holdings shall defend, indemnify and hold the Cedar Related Parties harmless of, from and against any and all damages, claims, liabilities, costs and expenses (including, without limitation reasonable legal fees and expenses) arising out of, or in connection with, such tax-deferred exchange. The provisions of the immediately preceding sentence shall survive the Closing.

(d)	For US federal income tax purposes, the seller of the Interests under this Agreement shall be the REIT.

3.	Closing.

The closing (“Closing”) of the Transactions shall occur at 10:00 a.m. (Eastern time) on or about October 1, 2012, as such date may be extended to allow the closing under the Other Agreement to occur immediately thereafter (the “Closing Date”). TIME SHALL BE OF THE ESSENCE with respect to the obligations of the parties hereto to close the Transaction immediately prior to the closing under the Other Purchase Agreement. The Closing shall occur at the offices of the Escrow Agent through an escrow and pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Cedar and RioCan Holdings, REIT and REIT Sub. The Closing shall constitute approval by each of the parties of all matters to which such party has a right of approval and a waiver of all conditions precedent related to the Transactions.

4.	Closing Costs.

Costs in connection with the Transaction shall be allocated as follows:

(a)	Cedar will be responsible for the following costs and expenses due and payable in connection with the purchase of the Interests: (A) any and all state and local recording charges and fees; (B) all of the costs, expenses and charges in connection with the Guarantor Replacement and Release; (C) 50% of any escrow fees charged by the Escrow Agent; and (D) any and all state and local deed taxes, real property transfer taxes, controlling-interest taxes and similar taxes with respect to the purchase of the Interests (if any);

(b)	REIT (as constituted after the closing of the transaction contemplated in the Other Agreement) will be responsible for 50% of any escrow fees charged by the Escrow Agent and all costs and expenses in connection with the tax-deferred exchange referred to in Section 2(c);

(c)	Cedar shall pay all costs and expenses associated with (A) record searches, title examinations and updated owner title insurance policies (including endorsements thereto), if any, desired by it; and (B) any new or updated surveys, any title insurance policy and/or endorsements insuring or otherwise providing coverage to Cedar, the Property Owner or any other Person; and

(d)	Except as set forth in Section 30 below, each party shall pay the cost of the fees and disbursements of its attorneys in connection with this Agreement.

The provisions of this Section 4 shall survive the Closing.

5.	Representations and Warranties of RioCan Holdings.

(a)	RioCan Holdings hereby makes the following representations and warranties to Cedar:

(i)	Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed by them have been duly authorized, executed and delivered by and binding upon it. This Agreement constitutes its legal, valid and binding obligations and shall be enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditor’s rights generally and (ii) general principles of equity. It is an entity, duly organized and validly existing and in good standing under the laws of the State of its formation and is duly authorized and qualified to do all things required of it under this Agreement and all agreements, instruments and documents herein provided to be executed by it.

(ii)	Conflicts. Neither the entry into nor the performance of this Agreement by it will to its knowledge (i) violate, conflict with or result in a breach of, or constitute a default under, or an event which, with or without notice or lapse of time or both, would be a breach of or default under, or give others any rights of termination, amendment, acceleration or cancellation of, any corporate charter, certificate of incorporation, by-law, partnership agreement, operating agreement, indenture, mortgage, contract, permit, judgment, decree or order to which it is a party or by which it is bound, or (ii) require the consent of any third party other than as has already been obtained or is otherwise specifically set forth herein.

(iii)	No Insolvency. RioCan Holdings is not nor shall it be on the Closing Date, a debtor in any state or federal insolvency, bankruptcy or receivership proceeding.

(iv)	Litigation. To its knowledge, there is no material pending or threatened litigation, claim or proceeding against RioCan Holdings which if adversely determined could reasonably be expected to prevent the consummation of the Transaction.

(v)	OFAC. Neither RioCan Holdings, or, to its knowledge, any member, partner or shareholder of RioCan Holdings, nor to the knowledge of RioCan Holdings, any Person with actual authority to direct the actions of RioCan Holdings nor, to the knowledge of RioCan Holdings, any other Persons holding any legal or beneficial interest whatsoever in RioCan Holdings (A) are named on any OFAC Lists, (B) are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the Persons referred to or described in the OFAC Lists, or (C) has knowingly conducted business with or knowingly engaged in any transaction with any Person named on any of the OFAC Lists or any Person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to the knowledge of RioCan Holdings, otherwise associated with any of the Persons referred to or described in the OFAC Lists.

(b)	Knowledge of RioCan Holdings. References to the “knowledge” of RioCan Holdings or words of similar import shall refer only to the current actual (as opposed to implied or constructive) knowledge of Jonathan Gitlin and shall not be construed, by imputation or otherwise, to refer to the knowledge of RioCan Holdings or any parent, subsidiary or affiliate thereof or to any other officer, agent, manager, representative or employee of RioCan Holdings or to impose upon Jonathan Gitlin any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Notwithstanding anything to the contrary contained in this Agreement, Jonathan Gitlin shall not have any personal liability hereunder.

(c)	Knowledge of Cedar. Notwithstanding anything to the contrary contained in this Agreement, with respect to the Transaction, if any of the representations or warranties of RioCan Holdings contained in this Agreement or in any document or instrument delivered in connection herewith are materially false or inaccurate, or RioCan Holdings is in material breach or default of any of its obligations under this Agreement that survive a Closing, and Cedar nonetheless closes the Transaction hereunder, then RioCan Holdings shall not have any liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such Closing) in the event that on or prior to the Closing, Cedar shall have had actual knowledge of the false or inaccurate representations or warranties or other breach or default.

(d)	Survival of Representations. Notwithstanding anything to the contrary contained in this Agreement, all representations and warranties of RioCan Holdings contained in this Section 5 shall survive the Closing for a period of one (1) year. In furtherance thereof, Cedar acknowledges and agrees that it shall have no right to make any claim against RioCan Holdings on account of any breach of any representation or warranty unless an action on account thereof shall be filed in a court of competent jurisdiction within one (1) year following the Closing. To the fullest extent permitted by law, the foregoing shall constitute an express waiver of any applicable statute of limitations on account of the breach by RioCan Holdings of any representation or warranty.

The provisions of Section 5(c) and (d) shall survive the Closing.

6.	Representations and Warranties of REIT and REIT Sub.

(a)	REIT and REIT Sub hereby make the following representations and warranties to Cedar:

(i)	Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed by them have been duly authorized, executed and delivered by and binding upon them. This Agreement constitutes their legal, valid and binding obligations of them and shall be enforceable against them in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditor’s rights generally and (ii) general principles of equity. Each of them is an entity, duly organized and validly existing and in good standing under the laws of the State of its formation and is duly authorized and qualified to do all things required of it under this Agreement and all agreements, instruments and documents herein provided to be executed by it.

(ii)	Interests. REIT Sub owns, legally and beneficially, the Interests free of all security interests, liens, encumbrances and pledges. The Interests are all the direct and indirect legal and beneficial interests in the Property Owner. There are no options, subscriptions, warrants, calls, preemptive rights, rights of first refusal or other rights, commitments or arrangements, written or oral, outstanding with respect to the Interests.

(iii)	Conflicts. Neither the entry into nor the performance of this Agreement by them will to their knowledge (i) violate, conflict with or result in a breach of, or constitute a default under, or an event which, with or without notice or lapse of time or both, would be a breach of or default under, or give others any rights of termination, amendment, acceleration or cancellation of, any corporate charter, certificate of incorporation, by-law, partnership agreement, operating agreement, indenture, mortgage, contract, permit, judgment, decree or order to which any of them is a party or by which any of them is bound, or (ii) require the consent of any third party other than as has already been obtained or is otherwise specifically set forth herein.

(iv)	No Insolvency. Neither REIT nor REIT Sub is nor shall it be on the Closing Date, a debtor in any state or federal insolvency, bankruptcy or receivership proceeding.

(v)	Non-Foreign Person. Neither REIT nor REIT Sub is nor shall it be as of the Closing Date, a “foreign person” as defined in Section 1445 of the Internal Revenue Code, as amended.

(vi)	Litigation. To their knowledge, there is no material pending or threatened litigation, claim or proceeding against REIT or REIT Sub which if adversely determined could reasonably be expected to prevent the consummation of the Transaction.

(vii)	OFAC. Neither REIT nor REIT Sub nor, to its knowledge, any member, partner or shareholder of REIT or REIT Sub, nor to the knowledge of REIT or REIT Sub, any Person with actual authority to direct the actions of REIT Sub nor, to the knowledge of REIT or REIT Sub any other Persons holding any legal or beneficial interest whatsoever in REIT or REIT Sub (A) are named on any OFAC Lists, (B) are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the Persons referred to or described in the OFAC Lists, or (C) has knowingly conducted business with or knowingly engaged in any transaction with any Person named on any of the OFAC Lists or any Person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to the knowledge of REIT or REIT Sub, otherwise associated with any of the Persons referred to or described in the OFAC Lists.

(b)	Knowledge of REIT and REIT Sub. References to the “knowledge” of REIT and REIT Sub or words of similar import shall refer only to (i) the knowledge of REIT and REIT Sub of information actually and specifically set forth in written materials physically located in the files and property records maintained at their offices and (ii) the current actual (as opposed to implied or constructive) knowledge of Jonathan Gitlin and shall not be construed, by imputation or otherwise, to refer to the knowledge of REIT or REIT Sub or any parent, subsidiary or affiliate thereof or to any other officer, agent, manager, representative or employee of REIT or REIT Sub or to impose upon Jonathan Gitlin any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Notwithstanding anything to the contrary contained in this Agreement, Jonathan Gitlin shall not have any personal liability hereunder.

(c)	Knowledge of Cedar. Notwithstanding anything to the contrary contained in this Agreement, with respect to the Transaction, if any of the representations or warranties of REIT or REIT Sub contained in this Agreement or in any document or instrument delivered in connection herewith are materially false or inaccurate, or REIT or REIT Sub is in material breach or default of any of its obligations under this Agreement that survive a Closing, and Cedar nonetheless closes the Transaction hereunder, then neither of REIT nor REIT Sub shall have any liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such Closing) in the event that on or prior to the Closing, Cedar shall have had actual knowledge of the false or inaccurate representations or warranties or other breach or default.

(d)	DISCLAIMER OF REPRESENTATIONS. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE TRANSFER OF THE INTERESTS (AND INDIRECTLY THE PROPERTY) HEREUNDER IS AND WILL BE MADE ON AN “AS IS”, “WHERE IS,” AND “WITH ALL FAULTS” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY CONCERNING TITLE, PHYSICAL CONDITION (INCLUDING THE CONDITION OF THE SOIL OR THE IMPROVEMENTS), ENVIRONMENTAL CONDITION (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY, THE PARTNERSHIP OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON, AFFECTING OR PERTAINING TO THE PROPERTY, THE INTERESTS, THE PARTNERSHIP, OR ANY PART THEREOF.

(e)	SUBJECT TO THE EXPRESS PROVISIONS HEREOF (A) CEDAR WILL ACQUIRE THE INTERESTS (INCLUDING AN INDIRECT INTEREST IN THE PROPERTY) SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEWS AND INSPECTIONS AND (B) WITHOUT LIMITING THE FOREGOING, CEDAR RELATED PARTIES WAIVE ANY RIGHT THEY OTHERWISE MAY HAVE AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK DAMAGES FROM ANY RIOCAN RELATED PARTY, OR ANY AFFILIATE THEREOF, IN CONNECTION WITH THE CONDITION OF THE PROPERTY AND THE INTERESTS AND THE PARTNERSHIP, INCLUDING ANY RIGHT OF CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT.

(f)	Survival of Representations. Notwithstanding anything to the contrary contained in this Agreement, all representations and warranties of REIT and REIT Sub contained in this Section 5 shall survive the Closing for a period of one (1) year. In furtherance thereof, Cedar acknowledges and agrees that it shall have no right to make any claim against REIT or REIT Sub on account of any breach of any representation or warranty unless an action on account thereof shall be filed in a court of competent jurisdiction within one (1) year following the Closing. To the fullest extent permitted by law, the foregoing shall constitute an express waiver of any applicable statute of limitations on account of the breach by REIT or REIT Sub of any representation or warranty.

(g)	The provisions of Section 5(c), 5 (d), 5(e), and 5(f) shall survive the Closing.

7.	Representations and Warranties of Cedar

(a)	Cedar hereby makes the following representations and warranties to REIT, REIT Sub and RioCan Holdings:

(i)	Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed by it have been duly authorized, executed and delivered by and are binding upon it. This Agreement constitutes its legal, valid and binding obligations and shall be enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditor’s rights generally and (ii) general principles of equity. It is an entity duly formed or organized, validly existing and in good standing under the laws of its state or commonwealth of incorporation or formation, as the case may be, and is duly authorized and qualified to do all things required of it under this Agreement and all agreements, instruments and documents herein provided to be executed by it.

(ii)	Litigation. To its knowledge, there is no material pending or threatened litigation, claim or proceeding against it which if adversely determined could reasonably be expected to prevent the consummation of the Transaction.

(iii)	No Insolvency. It is, and as of the Closing Date, will not be, a debtor in any state, federal or foreign insolvency, bankruptcy, receivership proceeding.

(iv)	OFAC. Neither Cedar nor, to its knowledge, any member, partner or shareholder of Cedar, nor to the knowledge of Cedar, any Person with actual authority to direct the actions of Cedar nor, to the knowledge of Cedar any other Persons holding any legal or beneficial interest whatsoever in Cedar (A) are named on any list of Persons and governments issued by OFAC pursuant to Executive Order 13224, as in effect on the date hereof, or any similar list known to Cedar or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), (B) are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the Persons referred to or described in the OFAC Lists, or (C) has knowingly conducted business with or knowingly engaged in any transaction with any Person named on any of the OFAC Lists or any Person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to the knowledge of Cedar, otherwise associated with any of the Persons referred to or described in the OFAC Lists.

(v)	Conflicts. Neither the entry into nor the performance of this Agreement by it will, to its knowledge (i) violate or result in a breach under, or constitute a default under, any corporate charter, certificate of incorporation, by-law, partnership agreement, indenture, contract, permit, judgment, decree or order to which it is a party or by which it is bound, or (ii) except with respect to the Guarantor Replacement and Release, require the consent of any third party other than as has already been obtained or is otherwise specifically set forth herein.

(b)	Notwithstanding anything to the contrary contained in this Agreement, all representations and warranties of Cedar contained in this Section 7 shall survive the Closing for a period of one (1) year. In furtherance thereof, the REIT Sub REIT and RioCan Holdings acknowledge and agree that they shall have no right to make any claim against Cedar on account of any breach of any representation or warranty unless an action on account thereof shall be filed in a court of competent jurisdiction within one (1) year following the Closing. To the fullest extent permitted by law, the foregoing shall constitute an express waiver of any applicable statute of limitations on account of the breach by Cedar of any representation or warranty. This Section 7(b) shall survive the Closing.

8.	Investment Representations, Etc.

(a)	Cedar represents and warrants to RioCan Holdings, REIT, and REIT Sub that (i) it is an “accredited investor” as that term is defined in the Securities Act and was not formed solely for the purchase of the Interests; (ii) as applicable, the Interests have been or are being acquired by it, directly or indirectly, as an investment for its own account with no intention of distributing or reselling such Interests in any transaction that would be in violation of the securities laws of the United States or of any state, subject however, to the rights of such purchasers at all times to sell or otherwise dispose of all or any part of the Interests under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act and, subject, nevertheless, to the disposition of such purchaser’s property being at all times within its control; (iii) it (A) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Interests, (B) has had the opportunity to ask questions of and receive answers concerning its investment in the Interests and to obtain any information necessary to verify the information obtained by it, and (C) is able to bear the economic risks of such investment; and (iv) it has full power and authority to own or acquire the Interests to be acquired by it directly or indirectly as set forth herein.

(b)	Cedar acknowledges that: (i) the offering of the Interests has not been, and will not be, registered with the Commission under and pursuant to the Securities Act; (ii) the Interests have not been qualified for sale in any state under applicable state securities or blue sky laws; (iii) in purchasing the Interests directly or indirectly it must bear the economic risks of the investment for an indefinite period of time because the Interests cannot be sold unless the offering of such Interests is subsequently registered under that Securities Act or an exemption from such registration is available; (iv) with respect to the tax and other legal consequences of an investment in the Interests, it is relying solely upon advice of its own tax and legal advisors; and (v) any other evidence of ownership of the Interests will bear a legend reflecting the unregistered and restricted nature of the Interests; provided, however the foregoing Sections 8(a) and 8(b) are subject to and do not derogate from the reliance by Cedar on the truth and accuracy of the express representations, warranties and covenants of RioCan Holdings, REIT and REIT Sub in this Agreement or any of the closing documents executed and delivered by REIT Sub and/or RioCan Holdings and/or REIT in connection with a Closing.

(c)	Cedar agrees not, directly or indirectly, dispose of any of the Interests without registration under the Securities Act unless and until the proposed sale or transfer of the Interests is exempt from the registration requirements of the Securities Act, as evidenced by a written opinion of counsel of recognized standing in federal securities laws.

(d)	The provisions of this Section 8 shall survive the Closing.

9.	Deliveries to be made on the Closing Date.

(a)	Cedar Deliveries: Cedar shall deliver, or cause to be delivered to, REIT Sub, REIT and RioCan Holdings, or the Escrow Agent, as the case may be, on the Closing Date, the following documents:

(i)	the Price required to be paid by Cedar to REIT Sub (or its designee);

(ii)	unless the Guarantor Replacement and Release has been obtained, an indemnity by Cedar in favor of REIT Sub in respect of the Guarantee in respect of the period as and from the Closing Date together with an undertaking by Cedar to continue to use reasonable commercial efforts to obtain the Guarantor Replacement and Release;

(iii)	if the Guarantor Replacement and Release has been obtained, notice the Lender under the Loan to the effect that all notices given under the Loan by or on behalf of the Lender after Closing are to be given only to Cedar and not to RioCan Holdings, REIT or REIT Sub, together with such additional information as may be required under the Loan to evidence the Transaction (the “Lender Notification Letter”);

(iv)	all applicable transfer tax forms, if any;

(v)	a settlement statement prepared by the Escrow Agent and approved by Cedar and RioCan Holdings, REIT and REIT Sub in respect of the Property (the “Settlement Statement”); and

(vi)	all such other documents which are required or reasonably necessary to give effect to the Agreement and which have been reasonably requested by RioCan Holdings, REIT or REIT Sub on or before the Closing Date.

(b)	REIT Sub Deliveries: REIT Sub shall deliver, or cause to be delivered to Cedar, or the Escrow Agent, as the case may be, on the Closing Date, the following:

(i)	an assignment and assumption agreement in the form attached hereto as Exhibit B, between REIT Sub, as assignor, and Cedar (or its affiliated designee), as assignee, of the Interests;

(ii)	if requested by Cedar, RioCan Holdings’, REIT’s or REIT Sub’s countersignature to the Lender Notification Letter;

(iii)	a properly executed affidavit referred to in Section 1445 of the Internal Revenue Code, as amended, with all pertinent information confirming that the applicable transferor under the Internal Revenue Code is not a foreign person, trust, estate, corporation or partnership;

(iv)	all applicable transfer tax forms, if any;

(v)	the Settlement Statement; and

(vi)	all such other documents which are required or reasonably necessary to give effect to the Agreement and which have been reasonably requested by Cedar on or before the Closing Date.

(c)	All Closing Documents, the forms of which are not attached to this Agreement, shall be in form and content acceptable to the parties acting reasonably and in good faith.

10.	Covenants of Parties

Each of RioCan Holdings and Cedar agree to take such actions and execute and deliver such documents as are required in order for REIT and REIT Sub to perform and observe in all material respects all of their obligations under this Agreement, including without limitation, causing all documents to be delivered hereunder by REIT Sub to be executed and delivered provided that RioCan Holdings and Cedar, acting reasonably, shall have approved such documents and the delivery of same.

11.	Conditions to the Closing.

(a)	Conditions Precedent to Obligations of RioCan Holdings, REIT and REIT Sub. The obligation of RioCan Holdings, REIT and REIT Sub to consummate the Transaction shall be subject to the following, as applicable:

(i)	performance and observance in all material respects, by Cedar of all covenants, warranties and agreements of this Agreement to be performed or observed by Cedar with respect to the Transaction prior to or on the Closing Date;

(ii)	the representations and warranties of Cedar set forth in Section 7(a) and 8 hereof being true and correct in all material respects; and

(iii)	the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting RioCan Holdings, REIT or REIT Sub specifically set forth in this Agreement.

The conditions set forth in this Section 11(a) are for the sole benefit of RioCan Holdings, REIT and REIT Sub and may be waived in writing in whole or in part by notice to Cedar on or before Closing, without prejudice to the right to terminate this Agreement in the event of the non-fulfillment of any other condition or conditions not so waived.

(b)	Conditions Precedent to Obligations of Cedar. The obligation of Cedar to consummate the Transaction shall be subject to the following, as applicable:

(i)	performance and observance in all material respects by RioCan Holdings, REIT and REIT Sub, of all covenants and agreements of this Agreement to be performed or observed by RioCan Holdings, REIT and REIT Sub with respect to the Transaction prior to or on the Closing Date;

(ii)	the representations and warranties of RioCan Holdings, REIT and REIT Sub set forth in Sections 5(a) and 6(a) being true and correct in all material respects; and

(iii)	the fulfillment on or before the Closing Date of all other conditions precedent to Closing benefiting Cedar specifically set forth in this Agreement.

The conditions set forth in this Section 11(b) are for the sole benefit of Cedar and may be waived in writing in whole or in part by notice to RioCan Holdings, REIT and REIT Sub on or before Closing, without prejudice to the right to terminate this Agreement in the event of the non-fulfillment of any other condition or conditions not so waived.

(c)	Reasonable Commercial Efforts to Satisfy Conditions. Each of the parties shall act in good faith and use reasonable commercial efforts in the circumstances to satisfy or cause to be satisfied (at its sole cost, except as expressly provided in Section 4 hereof) the conditions set forth in subparagraphs (a) and (b), respectively, provided that no party shall be required to spend money or incur additional obligations to obtain the necessary assistance or co-operation of any third party to satisfy any condition, other than expenditure of reasonable legal fees. Each party will cooperate in support of all things necessary to give effect to this Agreement.

(d)	Except in the event of a breach or default by a party hereto in which event the terms of Section 16 shall apply, if one or more of the conditions set forth in subparagraph (a) or subparagraph (b) is not satisfied or waived as therein provided on or before the Closing Date (as such date may be extended by written agreement of the parties or as otherwise expressly provided herein), this Agreement shall be automatically terminated, and the parties shall be released from all obligations hereunder (except for any obligation expressly provided to survive a termination of this Agreement) it being acknowledged and agreed that the consummation of the Closing shall constitute the waiver of any such conditions that were not waived or satisfied.

(e)	The parties agree that all conditions herein are conditions of the obligations of the party named in the relevant section to complete the Transaction and are not conditions precedent to the existence or enforceability of this Agreement.

12.	Apportionments.

(a)	Subject to the express terms of this Section 12 the following items of income and expense shall be prorated on the basis that REIT Sub owned the Property Owner (and the Property) prior to the transfer of the Interests to Cedar and that Cedar owned the Property Owner (and the Property) following the Closing. as of 11:59 p.m. on the day preceding the Closing Date (the “Adjustment Date”) (on the basis of the actual number of days elapsed over the applicable period):

(i)	Fixed rents, additional rents, percentage rent and all other sums and credits due or payable under the Leases and any other items of income, as and when collected (it being acknowledged that all such amounts received after the Closing shall be applied as provided in Section 12(j);

(ii)	All real estate taxes, water charges, sewer rents, vault charges and assessments on the Property on the basis of the fiscal year for which assessed (except to the extent required to be paid by Tenants in good standing pursuant to Leases);

(iii)	All operating expenses (except to the extent required to be paid by Tenants in good standing pursuant to Leases);

(iv)	Any prepaid items, including, without limitation, fees for licenses and annual permit and inspection fees;

(v)	Utilities, including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor (except to the extent required to be paid by Tenants pursuant to Leases);

(vi)	Deposits with telephone and other utility companies;

(vii)	Without duplication of Section 2(a), payments of principal and interest and other costs payable under the Loan;

(viii)	Cash and cash equivalents (e.g., U.S. Treasuries) held by or for the account of the Property Owner;

(ix)	Deposits, reserves or escrows made by or on behalf of the Property Owner with respect to the Loan and other obligations that will remain in effect on and after the Closing; and

(x)	Such other items as are customarily apportioned between sellers and purchasers of real properties (and interests therein) of a type similar to the Property and located in the State or Commonwealth in which the Property is located.

(b)	With respect to each Lease pursuant to which the applicable Tenant commenced the payment of regularly scheduled rent before July 1, 2012 REIT Sub shall be responsible and liable to pay and shall pay when due the following (collectively, “Leasing Costs”):

(i)	any real estate or leasing commissions (including, without limitation, commissions payable to Cedar or its affiliates);

(ii)	any tenant inducements or tenant allowances payable under the Leases (or any modification or amendment thereof);

(iii)	any costs and expenses of any lease take-over, assignment, assumption or other commitments required pursuant to the Leases (or any modification or amendment thereof); and

(iv)	the costs and expenses of any initial tenant build-out work or improvements to rentable or rental space in the applicable Building required to be performed by the landlord thereunder and arising pursuant to the Leases (or any modification or amendment thereof).

(c)	With respect to Leasing Costs for each Lease pursuant to which the applicable Tenant did not commence the payment of regularly scheduled rent until on or after July 1, 2012, Cedar shall be responsible for payment of the Leasing Costs for each such Lease. For purposes of clause (b) and this clause (c), with respect to Leasing Costs incurred in connection with amendments or modifications of Leases (including, without limitation, extensions of Leases), allocation of responsibility for Leasing Costs incurred in connection with such amendments or modifications shall be based on the commencement of regularly scheduled rent under such amendments or modifications or, if no regularly scheduled rent shall be contemplated by such amendments or modifications and Leasing Costs were nonetheless incurred, based on the date of such amendment or modification.

(d)	There will be no adjustment (other than current year adjustments) for deferred amortized common area costs, if any, that are recoverable from Tenants after Closing nor will any adjustments (other than current year adjustments) be made with respect thereto after Closing regardless of any amounts received from Tenants relating thereto.

(e)	A statement of adjustments shall be prepared by Cedar for approval of RioCan Holdings, REIT and REIT Sub, acting reasonably, at least five (5) Business Days before the Closing Date.

(f)	If, on the Closing Date, any items of additional rent or percentage rent under the Leases or other income or expense of the Property shall not have been ascertained, then such items shall be adjusted retroactively as and when the same are ascertained. If the final cost or amount of any item which is to be adjusted cannot be determined at Closing, then an initial adjustment for such item shall be made at Closing, such amount to be estimated by Cedar, acting reasonably, as of the Adjustment Date on the basis of the best evidence available at the Closing as to what the final cost or amount of such item will be. A final adjustment shall be made no later than the date being one (1) year after the Closing Date with respect to all matters other than real estate taxes and two (2) years after the Closing Date with respect to real estate taxes (each, an “Outside Adjustment Date”). No re-adjustment may be claimed by any party with respect to any Property later than the applicable Outside Adjustment Date.

(g)	Adjustment made pursuant to subsections (e) and (f) above shall be adjustments to income and expense and not to the consideration payable for the Interests, and the net amount thereof shall be paid by one party to the other in accordance therewith.

(h)	If, with respect to the Property, the Closing shall occur before the applicable real estate tax rate is fixed, the apportionment of real estate taxes for the Property at the Closing shall be based upon the tax rate for the next preceding year applied to the latest assessed valuation. Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed.

(i)	Cedar agrees that the Price will not be distributed by REIT Sub prior to sale to RioCan Holdings pursuant to the Other Agreement.

(j)	If any Tenant at the Property is in arrears in the payment of rent or any other receivables on the Closing Date, any and all rents and receivables received from such Tenant after the Closing shall be applied in the following order of priority: (i) first to the month in which the Closing occurred; (ii) then to any month or months following the month in which the Closing occurred; and (iii) then to the months preceding the month in which the Closing occurred. If rents or other receivables or any portion thereof received after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys’ fees, costs and expenses of collection thereof, shall be promptly paid to the other party.

(k)	The provisions of this Section 12 shall survive the Closing.

13.	Release.

(a)	EFFECTIVE AS OF THE CLOSING OF THE PURCHASE OF INTERESTS, CEDAR SHALL BE DEEMED TO HAVE RELEASED RIOCAN HOLDINGS, RC CEDAR LP, ALL AFFILIATES OF RC CEDAR LP AND ALL RIOCAN RELATED PARTIES FROM ALL CLAIMS WHICH CEDAR RELATED PARTY HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY AND THE INTERESTS INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS, AND CEDAR SHALL NOT LOOK TO RIOCAN HOLDINGS OR ANY RIOCAN RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION; PROVIDED HOWEVER, THAT THIS RELEASE SHALL NOT BE APPLICABLE TO ANY CLAIMS ARISING OUT OF THE EXPRESS COVENANTS, REPRESENTATIONS, OR WARRANTIES SET FORTH IN THIS AGREEMENT OR ANY CLOSING DELIVERY THAT SHALL EXPRESSLY SURVIVE THE CLOSING OF THE TRANSACTION.

(b)	The provisions of this Section 13 shall survive the Closing.

14.	Brokers.

(a)	Cedar represents and warrants to RioCan Holdings, and RioCan Holdings represents and warrants to Cedar, that no broker or finder has been engaged by it in connection with the Transactions contemplated under this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the Transaction contemplated by this Agreement then Cedar shall indemnify, defend and hold harmless RioCan Holdings from the same if it shall be based upon any statement or agreement alleged to have been made by Cedar, and RioCan Holdings shall indemnify, defend and hold harmless Cedar from the same if it shall be based upon any statement or agreement alleged to have been made by RioCan Holdings.

(b)	The provisions of this Section 14 shall survive the Closing and/or a termination of this Agreement.

15.	Limitation of Liability.

(a)	No partner, member, shareholder, officer, director, employee or agent of Cedar, or any Cedar Related Party, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and RioCan Holdings, REIT and REIT Sub, on behalf of themselves and their successors and assigns and the RioCan Related Parties, hereby waive any and all such personal liability.

(b)	Except for RioCan Holdings, REIT and REIT Sub as parties to this Agreement, no partner, member, shareholder, officer, director, employee or agent of RioCan Holdings or any RioCan Related Party, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Cedar, on behalf of itself and its successors and assigns and the Cedar Related Parties, hereby waive any and all such personal liability.

(c)	This Agreement and any agreement made or entered into under or pursuant to the provisions of this Agreement, any amendment or amendments to any of the foregoing made at any time or times, shall be conclusively taken to have been executed by, or by officers of RioCan Holdings on behalf of, the trustees of RioCan Holdings only in their capacity as trustees of RioCan Holdings. Cedar hereby disavows any liability upon and waives any claim against holders of units of RioCan Holdings and annuitants under plans of which holders of units of RioCan Holdings act as trustee or carrier and the obligations created hereunder are not personally binding upon, nor shall resort be had to, nor shall recourse or satisfaction be sought from, the private property of any trustee or officer of RioCan Holdings or any holder of units of RioCan Holdings or annuitant, but the property of RioCan Holdings from time to time or a specific portion thereof only shall be bound. It is agreed that the benefit of this provision is restricted to the trustees and officers of RioCan Holdings, each holder of units issued by RioCan Holdings and annuitants and, solely for that purpose, the undersigned signing officers of RioCan Holdings have entered into this Agreement and any agreement made or entered into under or pursuant to the provisions of this Agreement, any amendment or amendments to any of the foregoing made at any time or times, as agent and trustee for and on behalf of the trustees of RioCan Holdings, each holder of units of RioCan Holdings and each annuitant.

(d)	The provisions of this Section 15 shall survive the Closing and/or a termination of this Agreement.

16.	Remedies For Default.

(a)	CEDAR DEFAULTS. IF THE TRANSACTION SHALL NOT BE CLOSED SOLELY BY REASON OF A BREACH OR DEFAULT UNDER THIS AGREEMENT BY CEDAR THEN RIOCAN HOLDINGS, REIT AND REIT SUB SHALL HAVE AS THEIR EXCLUSIVE REMEDY THE RIGHT TO (A) SUBJECT TO THE LAST SENTENCE OF THIS SECTION 16(a), TERMINATE THIS AGREEMENT (IN WHICH EVENT NO PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT WITH RESPECT TO THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT), RIOCAN HOLDINGS, REIT AND REIT SUB HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR SUCH BREACH; OR (B) SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED); PROVIDED THAT ANY ACTION BY RIOCAN HOLDINGS, REIT OR REIT SUB FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN FORTY-FIVE (45) DAYS OF CEDAR’S BREACH OR DEFAULT, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER OF SUCH RIGHT AND REMEDY. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE TERMS AND PROVISIONS OF THIS SECTION 16(a) ARE NOT INTENDED TO LIMIT RIOCAN HOLDINGS’, REIT’S OR REIT SUB’S RIGHTS AND REMEDIES IN THE EVENT OF A BREACH OF POST-CLOSING OBLIGATIONS UNDER THIS AGREEMENT.

(b)	RIOCAN HOLDINGS, REIT AND REIT SUB DEFAULTS. IF THE TRANSACTION SHALL NOT BE CLOSED SOLELY BY REASON OF A RIOCAN HOLDINGS, REIT OR REIT SUB BREACH OR DEFAULT UNDER THIS AGREEMENT (OTHER THAN A BREACH OR DEFAULT BY REIT SUB CAUSED BY CEDAR OR ITS AFFILIATE AS THE GENERAL PARTNER OF RC CEDAR PARTNERSHIP LP, THE INDIRECT PARENT OF REIT SUB), THEN CEDAR SHALL HAVE AS ITS EXCLUSIVE REMEDY THE RIGHT TO (A) SUBJECT TO THE LAST SENTENCE OF THIS SECTION 16(b), TERMINATE THIS AGREEMENT (IN WHICH EVENT NO PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER EXCEPT WITH RESPECT TO THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT), CEDAR HEREBY WAIVING ANY RIGHT OR CLAIM TO DAMAGES FOR SUCH BREACH EXCEPT AS EXPRESSLY PROVIDED IN CLAUSE (C) BELOW; OR (B) SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED); PROVIDED THAT ANY ACTION BY CEDAR FOR SPECIFIC PERFORMANCE MUST BE FILED, IF AT ALL, WITHIN FORTY-FIVE (45) DAYS OF, A RIOCAN HOLDINGS, REIT OR REIT SUB BREACH OR DEFAULT, AND THE FAILURE TO FILE WITHIN SUCH PERIOD SHALL CONSTITUTE A WAIVER OF SUCH RIGHT AND REMEDY OR (C) IF SPECIFIC PERFORMANCE SHALL NOT BE AVAILABLE TO CEDAR THROUGH NO FAULT OF CEDAR, SUE FOR ACTUAL DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE TERMS AND PROVISIONS OF THIS SECTION 16(b) ARE NOT INTENDED TO LIMIT CEDAR’S RIGHTS AND REMEDIES IN THE EVENT OF A BREACH OF POST-CLOSING OBLIGATIONS UNDER THIS AGREEMENT.

(c)	Prior to the exercise by Cedar or RioCan Holdings, REIT or REIT SUB of any right or remedy afforded to it pursuant to Section 16(a) or Section 16(b) herein, as applicable, such party (the “Non-Defaulting Party”) shall deliver written notice (a “Default Notice”) to the other party hereunder (the “Defaulting Party”) identifying the applicable breach or default and the Defaulting Party shall have ten (10) days after delivery such Default Notice to cure such breach or default. If a Defaulting Party fails to cure any default or breach that is the subject of a Default Notice within such ten (10) day period, the Non-Defaulting Party may exercise all rights and remedies afforded to it pursuant to Section 16(a)) or Section 16(b) above, as applicable.

(d)	Cedar acknowledges and agrees that a default by Cedar or the Cedar Partners (as defined in the Other Agreement) under the Other Agreement shall constitute a default by Cedar under this Agreement and shall entitle RioCan Holdings, REIT and REIT Sub to exercise the express remedies provided to RioCan Holdings, REIT and REIT Sub in Section 16(a). RioCan Holdings, REIT and REIT Sub acknowledge and agrees that a default by either RioCan Partner (as defined in the Other Agreement) under the Other Agreement shall constitute a default by RioCan Holdings, REIT and REIT Sub under this Agreement and shall entitle Cedar to exercise the express remedies provided to Cedar in Section 16(b).

(e)	The provisions of this Section 16 shall survive the Closing and/or a termination of this Agreement.

17.	Notices.

All notices, demands, consents, reports and other communications provided for in this Agreement shall be in writing, shall be given by a method prescribed in this Section and shall be given to the party to whom it is addressed at the address set forth below.

To Cedar:	c/o Cedar Realty Trust, Inc. 44 South Bayles Avenue Port Washington, New York 11050 Attention: Bruce Schanzer Facsimile: (516) 767-6497

With a copy to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982 Attention: Steven P. Moskowitz, Esq. Facsimile: (212) 806-6006

With a copy to:	c/o Cedar Realty Trust, Inc. 44 South Bayles Avenue Port Washington, New York 11050 Attention: Stuart Widowski Facsimile: (516) 767-6497

To RioCan Holdings, REIT or REIT Sub	c/o RioCan Holdings USA Inc. Yonge Eglinton Centre 2300 Yonge Street Suite 500, P.O. Box 2386 Toronto, Ontario M4P 1E4 Attention: Rags Davloor Facsimile: (416) 866-3020

With a copy to:	c/o RioCan Holdings USA Inc. Yonge Eglinton Centre 2300 Yonge Street Suite 500, P.O. Box 2386 Toronto, Ontario M4P 1E4 Attention: Jonathan Gitlin Facsimile: (416) 866-3020

With a copy to:	Goodmans LLP 333 Bay Street, Suite 3400 Bay Adelaide Centre, West Tower Toronto, Ontario M5H 2S7 Attention: Juli Morrow Facsimile: (416) 979-1234

Any party hereto may change the address to which notice may be delivered hereunder by the giving of written notice thereof to the other parties as provided herein below. Any notice or other communication delivered pursuant to this Section may be mailed by United States or Canadian certified air mail, return receipt requested, postage prepaid, deposited in a United States or Canadian Post Office or a depository for the receipt of mail regularly maintained by the United States Post Office or the Canadian Post Office, as applicable. Such notices, demands, consents and reports may also be delivered (i) by hand or reputable international courier service which maintains evidence of receipt or (ii) by facsimile with a confirmation copy delivery by hand or reputable international courier service which maintains evidence of receipt. Any notices, demands, consents or other communications shall be deemed given and effective when delivered by hand or courier or facsimile if sent before 5:00 p.m. on a Business Day, and otherwise, the Business Day next following the day of transmittal, or if mailed only, five (5) Business Days after mailing. Notwithstanding the foregoing, no notice or other communication shall be deemed ineffective because of refusal of delivery to the address specified for the giving of such notice in accordance herewith. The provisions of this Section 17 shall survive the Closing and/or a termination of this Agreement.

18.	Amendments.

Except as otherwise expressly set forth in this Agreement, this Agreement may not be modified or terminated orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest. The provisions of this Section 18 shall survive the Closing and/or a termination of this Agreement.

19.	Governing Law; Jurisdiction; Construction.

(a)	This Agreement (i) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law and (ii) shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto and without regard to, or aid of, any rules of construction requiring construction against any party drafting this Agreement.

(b)	The parties agree that this Agreement has been made in New York, New York and that exclusive jurisdiction for matters arising under this Agreement shall be in the State courts in New York County, New York. Each party by signing this Agreement irrevocably consents to and shall submit to such jurisdiction.

(c)	Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation hereof. Each party has been represented by independent counsel in connection with this Agreement.

(d)	Words importing the singular include the plural and vice versa. Words importing gender include all genders. If anything herein is to be done or held on a day that is not a Business Day, the same will be done or held either on the next succeeding Business Day or as otherwise expressly provided in this Agreement.

(e)	The provisions of this Section 19 shall survive the Closing and/or a termination of this Agreement.

20.	Partial Invalidity.

If any provision of this Agreement is held to be invalid or unenforceable as against any Person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other Persons or circumstances shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The provisions of this Section 20 shall survive the Closing and/or a termination of this Agreement.

21.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument. This Agreement may be executed by facsimile, which shall be deemed an original for all purposes. In the event this Agreement is executed by the exchange of facsimile copies, the parties agree to exchange ink-signed counterparts promptly after the execution and delivery of this Agreement. The provisions of this Section 21 shall survive the Closing and/or a termination of this Agreement.

22.	No Third Party Beneficiaries.

The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any Person or entity other than the parties hereto and the Cedar Related Parties. The provisions of this Section 22 shall survive the Closing and/or a termination of this Agreement.

23.	Waiver.

No failure or delay of either party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be waiver of any other or any subsequent breach hereof. The provisions of this Section 23 shall survive the Closing and/or a termination of this Agreement.

24.	Assignment.

Without the prior written consent of the other parties hereunder and except as specifically provided in Section 2(c), no party hereto may assign this Agreement or any of its rights or obligations hereunder, and any purported unpermitted assignment shall be null and void. Notwithstanding the foregoing, (i) on at least five (5) days advance written notice to RioCan Holdings, REIT and REIT Sub, Cedar shall have the right to designate one or more affiliates to acquire the Interests, (ii) any such designation shall not release the original party hereto of its obligations under this Agreement, and (iii) such designee shall assume all of the obligations of the assigning party under this Agreement pursuant to an assumption agreement reasonably satisfactory to RioCan Holdings. The provisions of this Section 24 shall survive the Closing and/or a termination of this Agreement.

25.	Binding Effect.

All of the covenants and agreements in this Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns pursuant to the terms and conditions of this Agreement. The provisions of this Section 25 shall survive the Closing and/or a termination of this Agreement.

26.	Entire Agreement.

This Agreement and the documents herein contemplated to be entered into by the parties sets forth the entire agreement between the parties pertaining to the subject matter hereof and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought. The provisions of this Section 26 shall survive the Closing and/or a termination of this Agreement.

27.	Further Assurances.

After the Closing, the parties hereunder shall from time to time execute and deliver each to the other such documents and instruments and take such further actions as may be reasonably necessary or required to consummate the Transactions contemplated by this Agreement or more effectually implement and carry out the true intent and meaning of this Agreement. The provisions of this Section 27 shall survive the Closing and/or a termination of this Agreement.

28.	Paragraph Headings/Schedules.

The headings of the various sections of this Agreement have been inserted only for the purpose of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, expand, explain or restrict any of the provisions of this Agreement. The provisions of this Section 28 shall survive the Closing and/or a termination of this Agreement. The Schedules referred to in this Agreement are attached to and form part of it.

29.	Waiver of Trial by Jury.

THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 29 SHALL SURVIVE THE CLOSING AND/OR A TERMINATION OF THIS AGREEMENT.

30.	Litigation Costs.

Notwithstanding anything to the contrary contained in this Agreement, in the event of any litigation arising in connection with this Agreement, the substantially prevailing party shall be entitled to recover from the substantially non-prevailing party its reasonable legal fees and expenses at trial and all appellate levels. The provisions of this Section 30 shall survive the Closing and/or a termination of this Agreement.

31.	Currency.

Any and all amounts owing by any party hereto pursuant to this Agreement, shall be paid in lawful currency of the United States of America (i.e. U.S. Dollars). The provisions of this Section 31 shall survive the Closing and/or a termination of this Agreement.

32.	Intentionally Deleted.

33.	Press Releases.

Contemporaneously with the execution of this Agreement, the parties hereto shall independently prepare and issue press releases with respect to the Transactions after providing such press release to the other party hereto prior to issuance and consulting with the other party hereto with respect thereto. Contemporaneously with Closing, each party may, in its sole discretion, independently prepare and issue a press release after providing such press release to the other party hereto prior to issuance and consulting with the other party hereto with respect thereto. Except for the foregoing press releases, no party hereto or any affiliate of any party hereto shall issue any press release with respect to the Transactions unless required by law and then only after providing such press release to the other party hereto prior to issuance and consulting with the other party hereto with respect thereto. The provisions of this Section 33 shall survive the Closing.

34.	Real Estate Tax Protests.

If any Person has heretofore filed applications for the reduction of the assessed valuation of the Property and/or instituted certiorari proceedings to review such assessed valuations for any prior or current tax years, that from and after the Closing Cedar shall, subject to the terms hereof, prosecute such proceedings in good faith at its sole cost and expense. Notwithstanding the foregoing, Cedar shall not withdraw, compromise or settle any proceedings for any fiscal period in which the Closing is to occur or for any year or years prior to the tax year in which the Closing herein occurs without the prior written consent of RioCan Holdings, REIT and REIT Sub, which consent shall not be unreasonably withheld. Cedar shall cause all sums payable to Tenants under the Leases on account of such tax savings or refund to be promptly paid to such Tenants following receipt of such tax savings or refund. Any remaining tax savings or refund for the tax year in which the Closing occurs or for any year or years prior to the tax year in which the Closing herein occurs shall be prorated between the parties hereto in accordance with Section 12 (including the applicability of the Outside Adjustment Date). The provisions of this Section 34 shall survive the Closing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership

By:	Cedar Realty Trust, Inc., a Maryland corporation, its general partner

	By:	/s/ BRUCE SCHANZER
Name: Bruce Schanzer
Title: President

RC CEDAR REIT PROPERTY SUBSIDIARY LP, a Delaware limited partnership

By:	RC Cedar REIT Subsidiary GP LLC, its general partner, a Delaware limited liability company

By:	RC Cedar REIT LP, its sole member, a Delaware limited partnership

By:	RC Cedar Partnership Subsidiary GP LLC, its general partner, a Delaware limited liability company

By:	RC Cedar Partnership LP, its sole member, a Delaware limited partnership

By:	Cedar RCP GP LLC, its general partner, a Delaware limited liability company

By:	Cedar Realty Trust Partnership, L.P., its sole member, a Delaware limited partnership

By:	Cedar Realty Trust, Inc., its general partner, a Maryland corporation

	By:	/s/ BRUCE SCHANZER
Name: Bruce Schanzer
Title: President

RC CEDAR REIT LP, a Delaware limited partnership

By:	RC Cedar Partnership Subsidiary GP LLC, its general partner, a Delaware limited liability company

By:	RC Cedar Partnership LP, its sole member, a Delaware limited partnership

By:	Cedar RCP GP LLC, its general partner, a Delaware limited liability company

By:	Cedar Realty Trust Partnership, L.P., its sole member, a Delaware limited partnership

By:	Cedar Realty Trust, Inc., its general partner, a Maryland corporation

	By:	/s/ BRUCE SCHANZER
Name: Bruce Schanzer
Title: President

RIOCAN HOLDINGS USA INC., a Delaware corporation

By:	/s/ RAGHUNATH DAVLOOR
Name: Raghunath Davloor
Title: Chief Financial Officer

EXHIBIT A-1

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

(see attached)

ASSIGNMENT AND ASSUMPTION AGREEMENT

CSC Franklin Village GP LLC

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of the             day of             , 2012 by and between RC CEDAR REIT PROPERTY SUBSIDIARY LP, a Delaware limited partnership (“Assignor”) and CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the holder of all of the membership interests (the “Interest”) in CSC Franklin Village GP LLC, a Delaware limited liability company (the “LLC”) pursuant to an limited liability company operating agreement dated February 4, 2010 applicable to the LLC (the “Operating Agreement”);

WHEREAS, pursuant to that certain Agreement Regarding Purchase of Interests (Franklin), dated as of September 6, 2012 (the “Contract”), between the parties hereto, RC Cedar REIT LP and RioCan Holdings USA Inc, the parties thereto have agreed, among other things, to cause Assignee to acquire all right, title and interest of Assignor in and to the Interest; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings set forth in the Contract.

NOW, THEREFORE, for valuable consideration in hand paid, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Assignor hereby absolutely and unconditionally assigns, conveys, transfers and sets over unto Assignee, without recourse, representation or warranty except as set forth in the Contract, all right, title and interest of Assignor in and to the Interest.

2. Subject to the terms of the Operating Agreement, Assignee hereby accepts such assignment and assumes all obligations with respect to the Interest.

3. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any other person or entity.

4. This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

5. Each party represents and warrants that the individual signing this Agreement on its behalf is duly authorized to do so.

6. The parties hereto covenant and agree that they will execute, deliver and acknowledge from time to time at the request of the other, and without further consideration, all such further instruments of assignment or assumption of rights and/or obligations as may be reasonably required in order to give effect to the transactions described herein.

7. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware (without regard to principles of conflicts of laws).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ASSIGNOR:
RC CEDAR REIT PROPERTY SUBSIDIARY LP, a Delaware limited partnership

By:	RC Cedar REIT Subsidiary GP LLC, its general partner, a Delaware limited liability company

By:	RC Cedar REIT LP, its sole member, a Delaware limited partnership

By:	RC Cedar Partnership Subsidiary GP LLC, its general partner, a Delaware limited liability company

By:	RC Cedar Partnership LP, its sole member, a Delaware limited partnership

By:	Cedar RCP GP LLC, its general partner, a Delaware limited liability company

By:	Cedar Realty Trust Partnership, L.P., its sole member, a Delaware limited partnership

By:	Cedar Realty Trust, Inc., its general partner, a Maryland corporation

By:
Name:
Title:

ASSIGNEE:
CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership

By:	Cedar Realty Trust, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

ASSIGNMENT AND ASSUMPTION AGREEMENT

CSC Franklin Village LP

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of the                     day of                     , 2012 by and between RC CEDAR REIT PROPERTY SUBSIDIARY LP, a Delaware limited partnership (“Assignor”) and CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the holder of all of the limited partnership interests (the “Interest”) in CSC Franklin Village LP, a Delaware limited partnership (the “Partnership”) pursuant to a partnership agreement dated February 4, 2010 applicable to the Partnership (the “Partnership Agreement”);

WHEREAS, pursuant to that certain Agreement Regarding Purchase of Interests (Franklin), dated as of September 6, 2012 (the “Contract”), between the parties hereto, RC Cedar REIT LP and RioCan Holdings USA Inc, the parties thereto have agreed, among other things, to cause Assignee to acquire all right, title and interest of Assignor in and to the Interest; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings set forth in the Contract.

NOW, THEREFORE, for valuable consideration in hand paid, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Assignor hereby absolutely and unconditionally assigns, conveys, transfers and sets over unto Assignee, without recourse, representation or warranty except as set forth in the Contract, all right, title and interest of Assignor in and to the Interest.

2. Subject to the terms of the Partnership Agreement, Assignee hereby accepts such assignment and assumes all obligations with respect to the Interest.

3. This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any other person or entity.

4. This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

5. Each party represents and warrants that the individual signing this Agreement on its behalf is duly authorized to do so.

6. The parties hereto covenant and agree that they will execute, deliver and acknowledge from time to time at the request of the other, and without further consideration, all such further instruments of assignment or assumption of rights and/or obligations as may be reasonably required in order to give effect to the transactions described herein.

7. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware (without regard to principles of conflicts of laws).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ASSIGNOR:
RC CEDAR REIT PROPERTY SUBSIDIARY LP, a Delaware limited partnership

By:	RC Cedar REIT Subsidiary GP LLC, its general partner, a Delaware limited liability company

By:	RC Cedar REIT LP, its sole member, a Delaware limited partnership

By:	RC Cedar Partnership Subsidiary GP LLC, its general partner, a Delaware limited liability company

By:	RC Cedar Partnership LP, its sole member, a Delaware limited partnership

By:	Cedar RCP GP LLC, its general partner, a Delaware limited liability company

By:	Cedar Realty Trust Partnership, L.P., its sole member, a Delaware limited partnership

By:	Cedar Realty Trust, Inc., its general partner, a Maryland corporation

By:
Name:
Title:

ASSIGNEE:
CEDAR REALTY TRUST PARTNERSHIP, L.P., a Delaware limited partnership

By:	Cedar Realty Trust, Inc., a Maryland corporation, its general partner

By:
Name:
Title: